EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Headwaters Incorporated Long Term Incentive Compensation Plan of our report dated November 19, 2008, with respect to the consolidated financial statements of Headwaters Incorporated, included in its Annual Report (Form 10-K) for the year ended September 30, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

November 20, 2009

Salt Lake City, Utah